SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549


                                 ______________

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

                   Date of Report (Date of earliest event
                        reported): February 16, 1999

                          Sigma-Aldrich Corporation
              (Exact Name of Registrant as Specified in Charter)


            Delaware              0-8135                43-1050617
        (State or Other       (Commission           (I.R.S. Employer
         Jurisdiction of       File Number)          Identification
         Incorporation)                              Number)




3050 Spruce Street,
St. Louis, Missouri                                    63103
----------------------------------------               --------
(Address of Principal Executive Offices)              (Zip Code)


              Registrant's telephone number, including area code:

                                  (314) 771-5765
                          ------------------------------

Item 5.  Other Events.

          On February 16, 1999, the Company amended its By-laws to, among other things, adopt advance notice provisions relating to proposals of business and nominations of directors at meetings of shareholders.

          Under the amended By-laws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by the Company in advance of the meeting. Ordinarily, such notice must be given and received not less than 35 nor more than 65 days before the first anniversary of the preceding year's annual meeting (or between March 1, 1999 and March 31, 1999 for the 1999 Annual Meeting); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than the opening of business on 65th day prior to such annual meeting and not later than the close of business on the later of the 35th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the Company's amended By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information.

          In order for a shareholder to bring other business before a shareholder meeting, timely notice must be given to and received by the Company within the time limits described. Such notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters specified in the Company's amended By-laws. The Board of Directors or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law.

          In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of meeting. Nominations for election to the Board of Directors may be made by any shareholder who complies with the notice and other requirements of the amended By-laws. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such notice from such shareholder is given and received not earlier than the 65th day prior to such special meeting and not later than the close of business on the later of the 35th day prior to such special meeting or the 10th day following the day on which public announcement of such meeting and of the nominees proposed by the Company is first made. The notice from such shareholder must also include the same information described above. Proposals of other business may be considered at a special meeting requested in accordance with the amended By-laws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to Section 2.02 of the By-laws or the day on which public announcement of the date of the meeting is first made.

          A special meeting of shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or the Board of Directors, or by the person designated in the written request of holders of not less than a majority in amount of all shares of the Company entitled to vote at the meeting (subject to any requirements or limitations imposed by the Certificate of Incorporation, as amended, by the amended By-laws, or by law) which request must describe the purpose or purposes for which the meeting is to be held.

          In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is 3050 Spruce Street, St. Louis, Missouri 63103. Any shareholder desiring a copy of the Company's Certificate of Incorporation, as amended, or amended By-laws will be furnished a copy without charge upon written request to the Secretary.

          The time limits described above also apply in determining whether notice is timely for purposes of new Rule 14a-4(c) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------
   3.1             By-Laws of the Registrant, as amended effective
                   February 16, 1999


                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SIGMA-ALDRICH CORPORATION


Date:  February 16, 1999           By:   /s/ Thomas M. Tallarico
                                         -----------------------
                                         Thomas M. Tallarico, Secretary